www.TrueBlue.com

www.TrueBlue.com Forward-Looking Statements

Q2 2017 Summary

Revenue consistent with management expectation

- Total revenue decline of -9% or -5% excluding Amazon[1]
  - PeopleReady -9%
  - PeopleManagement -12%, or +2% excluding Amazon
  - PeopleScout -1%

Disciplined pricing and expense management

- Gross margin up +20 bps
- Operating expense down -8%

Effective management of capital

- Total debt down -$26 million from 2016, multiple to TTM Adjusted EBITDA[2] of 0.8x
- $16 million of common stock repurchased

The right strategic priorities

- PeopleReady – Simplified brand structure and innovative mobile strategy (JobStack)
- PeopleManagement – Productivity solutions and e-commerce focus
- PeopleScout – High growth market, global leadership position, attractive margins

[1] Due to a previously announced reduction in the scope of services with Amazon, the company is providing results excluding this customer to help investors compare the company's underlying results with prior periods.
[2] See the appendix to this presentation and "Financial Information" in the Investors section of our website at www.trueblue.com for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results.

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www.TrueBlue.com Financial Summary  Revenue -9% largely driven by Amazon, -5% excluding Amazon o Stable intra-quarter trends  Adjusted EBITDA and margin down from negative operating leverage o Q2 2017 was the first quarter without an Adjusted EBITDA headwind from Amazon o No Amazon headwind expected in back half of 2017 (Adjusted EBITDA from Amazon was flat in the back half of 2016) Amounts in millions, except per share data Q2 2017 Y/Y Change Revenue $610 -9% -5% ex-Amazon Net Income $13 NM Net Income Per Diluted Share $0.31 NM Adjusted Net Income1 $17 -22% Adj. Net Income Per Diluted Share1 $0.42 -22% Adjusted EBITDA1 $31 -17% Adjusted EBITDA Margin 5.0% -50 bps 1 See the appendix to this presentation and “Financial Information” in the Investors section of our website at www.trueblue.com for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results.

www.TrueBlue.com Gross Margin and SG&A Bridges SG&A Amounts in millions Gross Margin 25.3% 25.5% 0.3% 0.5% Q2 2016 PeopleScout Staffing Q2 2017 $136 $125 $2 $5 $4 Q2 2016 EBITDA Addbacks Amazon Core Business Ex- Amazon Q2 2017 1 1 Staffing includes our PeopleReady and PeopleManagement segments. 2 Primarily acquisition and integration costs associated with our acquisition of the RPO division of Aon Hewitt. 2

Results by Segment

Amounts in millions	PeopleReady	PeopleManagement	PeopleScout
Revenue	$371	$193	$47
% Growth	*-9%*	*-12%* *+2% ex-Amazon*	*-1%*
Adj. EBITDA	$19	$6	$10
% Margin *Y/Y Change*	*5.2%* *-220 bps*	*3.3%* *+140 bps*	*21.8%* *-230 bps*
Notes:	• Volume headwinds from pricing strategy • Declining sales trends in manufacturing • Execution on mobile strategy with promising early results	• Revenue growth excluding Amazon • Year-over-year Adjusted EBITDA margin expansion • Amazon EBITDA headwinds are fully behind us and revenue headwinds are diminishing	• Volume declines at select customers, expect growth in Q3 • Second highest Adjusted EBITDA margin on record[1] • Year-over-year Adjusted EBITDA margin down due to acquisition related benefit in Q2 2016

Note: Figures may not sum to consolidated totals due to rounding.
[1] Since the business was acquired in June 2014.

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www.TrueBlue.com $216 $103 $82 $30 $35 $29 $246 $138 $111 2015 2016 Q2 2017 Net Debt Cash $77 $136 $128 $30 $35 $29 $107 $171 $157 2015 2016 Q2 2017 Borrowing Availability Cash Lower Debt and Ample Liquidity 31% 21% 17% 2015 2016 Q2 2017 Total Debt Liquidity Debt to Total Capital1 Amounts in millions Amounts in millions Note: Balances as of fiscal period end. 1 Calculated as total debt divided by the sum of total debt plus shareholders’ equity.

Segment Strategy Highlights

peopleready — A TRUEBLUE COMPANY

- Rollout of mobile strategy continues (JobStack)
  - Worker app is being rolled out across branch network
  - Promising trends on worker app adoption
  - Recently launched new client app

people management — A TRUEBLUE COMPANY

- Productivity solutions enhance future growth prospects
  - Compelling value proposition
  - SIMOS acquisition at the end of 2015 bolstered our existing capabilities
  - Differentiated service, high EBITDA margin
  - Perfect fit with the growing world of e-commerce

peoplescout — A TRUEBLUE COMPANY

- Attractive margin business with compelling value proposition
- Global RPO market currently experiencing double-digit growth
- Actively pursuing organic revenue growth plus opportunistic international acquisitions to improve win rates on multi-continent deals

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www.TrueBlue.com

www.TrueBlue.com Q3 2017 Outlook Amounts in millions, except per share data Outlook Comments Revenue Growth Ranges Total Revenue PeopleReady PeopleManagement PeopleScout $645 to $660 -7% to -5% -8% to -6% -9% to -7% 5% to 8% • Total revenue decline was -9% in Q2 2017 • Ex-Amazon growth of -4% to -2% v. -5% in Q2 2017 EPS Adjusted EPS $0.46 to $0.51 $0.55 to $0.60 • Assumes income tax rate of 28% • Assumes diluted weighted average shares outstanding of 41.5 million Adjusted EBITDA $38.5 to $41.5 D&A / CapEx $12 / $7

www.TrueBlue.com

Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted Net Income and Adjusted Net Income Per Share

(Unaudited, in thousands, except for per share data)	13 Weeks Ended		Q3 2017 Outlook*		
	Jul 2, 2017	Jun 24, 2016			
Net income (loss)	$ **13,134**	$ (63,735)	$ 19,000	—	$ 21,100
Acquisition and integration costs (1)	—	2,319		—	
Goodwill and intangible asset impairment charge (2)	—	99,269		—	
Amortization of intangible assets of acquired businesses (3)	**5,742**	7,112		5,300	
Tax effective of adjustments to net income (loss) (4)	**(1,608)**	(30,436)		(1,500)	
Adjust income taxes to normalized effective rate (5)	**110**	7,782		—	
Adjusted net income (6)	$ **17,378**	$ 22,311	$ 22,800	—	$ 25,000
Adjusted net income, per diluted share (6)	$ **0.42**	$ 0.54	$ 0.55	—	$ 0.60
Diluted weighted average shares outstanding	**41,856**	41,880		41,500	

* Totals may not sum due to rounding.

1. Acquisition and integration costs relate to the acquisition of the recruitment process outsourcing business of Aon Hewitt, which was completed on January 4, 2016, and the acquisition of SIMOS, which was completed on December 1, 2015.
2. The goodwill and intangible asset impairment charge for the thirteen weeks ended June 24, 2016, relate to our Staff Management I SMX, hrX, and PlaneTechs reporting units. The impairment charge of $99 million is equivalent to $80 million after tax or $1.91 per diluted share.
3. Amortization of intangible assets of acquired businesses as well as accretion expense related to the SIMOS acquisition earn-out.
4. Total tax effect of each of the adjustments to U.S. GAAP Net income (loss) per diluted share using the ongoing rate of 28%.
5. Adjusts the effective income tax rate to the expected ongoing rate of 28%.
6. Adjusted net income and Adjusted net income per diluted share are non-GAAP financial measures, which exclude from Net income (loss) and Net income (loss) on a per diluted share basis, acquisition and integration costs, goodwill and intangible asset impairment charge, amortization of intangibles of acquired businesses as well as accretion expense related to acquisition earn-out, tax effect of each adjustment to U.S. GAAP Net income (loss), and adjust income taxes to the expected ongoing effective tax rate. Adjusted net income and Adjusted net income per diluted share are key measures used by management to assess performance and, in our opinion, enhance comparability and provide investors with useful insight into the underlying trends of the business. Adjusted net income and Adjusted net income per diluted share should not be considered measures of financial performance in isolation or as an alternative to net income (loss) or net income (loss) per diluted share in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. Adjusted net income and Adjusted net income per diluted share previously excluded the third-party processing fees associated with generating Work Opportunity Tax Credits.

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www.TrueBlue.com Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA Note : See prior slide for footnotes (1) and (2). 7. EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes from Net income (loss) interest, taxes, depreciation and amortization. Adjusted EBITDA further excludes from EBITDA acquisition and integration costs, goodwill and intangible asset impairment charge, and Work Opportunity Tax Credit third-party processing fees. EBITDA and Adjusted EBITDA are key measures used by management to assess performance and, in our opinion, enhance comparability and provide investors with useful insight into the underlying trends of the business. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income (loss) from operations in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. 8. These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes. * Totals may not sum due to rounding. 13 Weeks Ended Jul 2, 2017 Jun 24, 2016 Q3 2017 Outlook* Net income (loss) $ 13,134 $ (63,735) $ 19,000 — $ 21,100 Income tax expense (benefit) 5,260 (13,978) 7,400 — 8,200 Interest and other expense (income), net (155) 887 (200) Depreciation and amortization 12,287 11,694 12,200 EBITDA (7) 30,526 (65,132) 38,300 — 41,300 Acquisition and integration costs (1) — 2,319 — Goodwill and intangible asset impairment charge (2) — 99,269 — Work Opportunity Tax Credit processing fees (8) 16 351 200 Adjusted EBITDA (7) $ 30,542 $ 36,807 $ 38,500 — $ 41,500 (Unaudited, in thousands)

Reconciliation of Segment EBITDA to Adjusted EBITDA

(Unaudited, in thousands)	13 Weeks Ended					
	Jul 2, 2017			Jun 24, 2016		
	PeopleReady	PeopleManagement	PeopleScout	PeopleReady	PeopleManagement	PeopleScout
Segment EBITDA (1)	$ 19,154	$ 6,286	$ 10,129	$ 29,543	$ (80,091)	$ (3,841)
Goodwill and intangible asset impairment charge (2)	—	—	—	—	84,100	15,169
Work Opportunity Tax Credit processing fees (3)	16	—	—	351	—	—
Adjusted EBITDA (1)	$ 19,170	$ 6,286	$ 10,129	$ 29,894	$ 4,009	$ 11,328

1. Segment earnings before interest, taxes, depreciation and amortization ("Segment EBITDA") is a primary measure of segment performance. Segment EBITDA includes net sales to third parties, related cost of sales, and selling, general and administrative expenses directly attributable to the reportable segment together with certain allocated corporate general and administrative expenses. Segment EBITDA excludes unallocated corporate general and administrative expenses. Adjusted EBITDA by segment is a non-GAAP financial measure and further excludes acquisition/integration and other costs, goodwill and intangible asset impairment charge, and Work Opportunity Tax Credit third-party processing fees. Adjusted EBITDA by segment is a key measure used by management to assess performance and, in our opinion, enhances comparability and provides investors with useful insight into the underlying trends of the business. Adjusted EBITDA by segment should not be considered a measure of financial performance in isolation or as an alternative to Income (loss) from operations in the Consolidated Statements of Operations in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.
2. The goodwill and intangible asset impairment charge for the thirteen weeks ended June 24, 2016, relate to our Staff Management | SMX, hrX, and PlaneTechs reporting units. The impairment charge of $99 million is equivalent to $80 million after tax or $1.91 per diluted share.
3. These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes.

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